EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION


                                       OF


                       ATLAS AIR WORLDWIDE HOLDINGS, INC.


                                    * * * * *

     1. The name of the corporation is Atlas Air Worldwide Holdings, Inc. (the "Corporation").

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. (a) The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

     (b) Except as provided in Article 5, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to one vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote.

     (c) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.


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     The authority of the Board of Directors with respect to each series of
Preferred Stock shall include, but not be limited to, determination of the following:

          (i) the designation of the series, which may be by distinguishing number, letter or title;

          (ii) the number of shares of the series, which number the Board of Directors may thereafter (expect where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

          (iv) the dates on which dividends, if any, shall be payable;

          (v) the redemption rights and price or prices, if any, for shares of the series;

          (vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (viii) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

          (ix) restrictions on the issuance of shares of the same series or of any other class or series; and

          (x) the voting rights, if any, of the holders of shares of the series.

     (d) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.


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     (e) Except as may be provided in this Certificate of Incorporation or in a
Preferred Stock Certificate of Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     (f) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     5. (a) Limitation of Voting Rights. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, at no time shall shares of stock of the Corporation be voted by, or at the direction of, Persons ("Aliens") who are not "Citizens of the United States" as defined in 49 U.S.C. ss. 40102(a)(15), as now in effect or as it may hereafter from time to time be amended ("U.S. Citizens"), unless such shares are registered on the separate stock record maintained by the Corporation for the registration of ownership of Voting Stock, as defined in the By-Laws, by Aliens. As used in this Certificate of Incorporation, the term "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. The By-Laws may contain provisions to implement this provision.

     (b) By-Laws, Legends, Etc.

          (i) The By-Laws of the Corporation may make appropriate provisions to effect the requirements of this Article 5.

          (ii) All certificates representing Common Stock or any other Voting Stock of the Corporation are subject to the restrictions set forth in this
     Article 5.

          (iii) A majority of the Directors of the Corporation shall have the exclusive power to determine all matters necessary to determine compliance with this Article 5; and the good faith determination of a majority of the Directors on such matters shall be conclusive and binding for all the purposes of this Article 5.


     (c) Beneficial Ownership Inquiry

     (i) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders of the Corporation in connection with the annual meeting (or any special meeting) of the stockholders of the Corporation, or otherwise) require a Person that is a holder of record of equity securities of the Corporation or that


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the Corporation knows to have, or has reasonable cause to believe has,
Beneficial Ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such Person) that, to the knowledge of such
Person:

          (A) all equity securities of the Corporation as to which such Person has record ownership or Beneficial Ownership are owned and controlled only by U.S. Citizens; or

          (B) the number and class or series of equity securities of the Corporation owned of record or Beneficially Owned by such Person that are owned or controlled by Aliens are as set forth in such certificate.

As used herein, "Beneficial Ownership," Beneficially Owned," or "Owned Beneficially" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

     (ii) With respect to any equity securities identified by such Person in response to Section (c)(i)(A) of this Article 5, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article 5.

     (iii) For purposes of applying the provisions of this Article 5 with respect to any equity securities of the Corporation, in the event of the failure of any Person to provide the certificate or other information to which the Corporation is entitled pursuant to this Section (c), the Corporation shall presume that the equity securities in question are owned or controlled by Aliens.

     (d) Non-Voting Equity Securities. Notwithstanding anything to the contrary in this Certificate of Incorporation, the Corporation shall not issue any non-voting equity securities within the meaning of 11 U.S.C. 1123(a)(6).

     6. In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-Laws of the Corporation by the vote of a majority of the entire Board of Directors. The stockholders of the Corporation upon the affirmative vote of the holders of 66 2/3% of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may adopt, repeal, alter or amend the By-Laws of the Corporation.

     7. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors constituting the initial


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Board of Directors shall be eight (8) and thereafter the number of Directors shall be as set forth in or pursuant to the By-Laws of the Corporation.

     The names and addresses of the persons who are to serve as the Directors of the Corporation until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:

Name:                        Address:

Berl Bernhard                c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

Michael A. Chowdry           c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

Lawrence Clarkson            c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

David P. Li                  c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

James T. Matheny             c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

David T. McLaughlin          c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

Brian Rowe                   c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543

Richard H. Shuyler           c/o Atlas Air Worldwide Holdings, Inc.
                             2000 Westchester Avenue
                             Purchase, New York  10577-2543


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     8. (a) A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     (b) The Corporation shall indemnify Directors and officers of the Corporation to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Such indemnification shall be in the manner and to the extent provided in the By-Laws of the Corporation.

     9. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and may not be effected by any consent in writing by such stockholders.

     10. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 10; provided, however, that any amendment or repeal of Article 8 of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided, further, that Articles 6, 7, 8, 9 and 10 of this Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 66 2/3% of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

     11. The name and mailing address of the incorporator is as follows:


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Name                           Address

Robert D. Shuman               c/o Cahill Gordon & Reindel
                               80 Pine Street, 17th Floor
                               New York, NY 10005

     The power of incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

     I, the undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 28th day of November, 2000.

                                  /s/ Robert D. Shuman
                                  ------------------------------
                                  Robert D. Shuman